Exhibit 10.10

ADDENDUM TO MASTER SEPARATION AGREEMENT

This Addendum is made this ___ day of January 2011, by and among AgFeed Industries, Inc., a British Virgin Islands business company (“AgFeed”), AgFeed Animal Nutrition Inc., a British Virgin Islands business company and wholly-owned subsidiary of AgFeed (“AANI”), and AgFeed Animal Nutrition Holdings, Inc., a British Virgin Islands business company and wholly-owned subsidiary of AgFeed (“Holdings”).  Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Separation Agreement (defined herein).

Background

WHEREAS, AgFeed and AANI are parties to a Master Separation Agreement, dated as of July 19, 2010, as amended (the “Separation Agreement”), pursuant to which, among other things, AgFeed undertook an internal reorganization to separate AgFeed’s animal nutrition business from its other businesses;

WHEREAS, the Separation Agreement documented the intent of the parties to transfer certain Real Property Interests, as defined in Section 2.01(a) of the Separation Agreement, held by the AgFeed Group into the AANI Group.  Section 2.01(a)(iii) of the Separation Agreement states that “each of AgFeed and AANI hereby agrees to consummate the following transactions, effective as of the Separation Date…all rights (the "Real Property Interests") in the real properties listed on Schedule 2.01(a)(iii) and the plants, buildings and structures thereon (collectively, the "Real Properties"), which shall be transferred from the AgFeed Group to the AANI Group in the manner set forth in the Plan for Transfer of Real Property Interests set forth in Schedule 2.0l(a)(iii) (the "Real Property Transfer")”;

WHEREAS, the Plan for Transfer of Real Property Interests describes the steps to be taken as follows:

The Real Property Interests shall be transferred from the AgFeed Group to the AANI Group in the following steps after the Separation Date:

For Parcel One: A member of the AANI Group will enter into a new lease with the current landlord for these premises.

For Parcel Two and Parcel Three:

Step #1: On the Separation Date, (a) Guangxi Huijie will enter into a sublease agreement with a member of the AANI Group related to Parcel Two, and (b) Nanchang Best will enter into a sublease agreement with a member of the AANI Group related to Parcel Three. Simultaneously, (x) Guangxi Huijie will enter into a real property transfer agreement with a member of the AANI Group related to Parcel Two, and (y) Nanchang Best will enter into a real property transfer agreement with a member of the AANI Group related to Parcel Three. Each real property transfer agreement will require certain Government Approvals related to such transfer prior to consummation.

Step #2: Prior to the consummation of the IPO, the mortgages on Parcel One and Parcel Two will be removed.

Step #3: Once the mortgage is removed, the AgFeed Group and the AANI Group will use their respective commercially reasonable efforts to obtain the required Governmental Approvals to effect the transfers contemplated by the real property transfer agreements.

Step #4: Upon receipt of the respective Governmental Approvals, (a) the sublease agreement between Guangxi Huijie and a member of the AANI Group related to Parcel Two will terminate pursuant to its terms, and (b) the sublease agreement between Nanchang Best and a member of the AANI Group related to Parcel Three will terminate pursuant to its terms.

For Parcel Four and Parcel Five: The member of the AANI Group will acquire use of such premises pursuant to the transfer of the Shandong Feed Shares and HopeJia Shares to the AANI Group.

WHEREAS, the Separation Agreement expressed both the AgFeed Group’s intent to effectuate the transfer of the Real Property Interests to the AANI Group and its acknowledgement that the timing of the ultimate transfer was subject to the completion of a number of steps, some of which were outside of the control of either the AgFeed Group or AANI Group.  Section 2.03(a) of the Separation Agreement reflects the parties’ commitment to execute the transfer, stating that “The parties shall cooperate with each other … and use reasonable efforts to obtain any … required Governmental Approvals and Consents.”  In addition, Sections 2.02 and Section 2.03(b) of the Separation Agreement document the parties’ acknowledgement that the transfers may be delayed due to either lack of Governmental Approvals or Third Party restrictions.  In this case the parties agree that the intended transferor shall work with the intended transferee to ensure that the transferee is able to utilize the assets as if they had been transferred and that if “the consummation of any transaction contemplated hereunder requires any Governmental Approval or Consent that is not obtained, then the consummation of such transaction shall be automatically deferred until such time as all required Governmental Approvals and Consents… are obtained”;

WHEREAS, the AgFeed Group is currently in the process of clearing the mortgages in place on Parcel Two and Parcel Three (the “Mortgaged Properties”) and intends to pursue the required Governmental approvals authorizing the transfer of the Mortgaged Properties to Shandong Feed and/or a Subsidiary of Shandong Feed;

WHEREAS, both the AgFeed Group and AANI Group now believe it is likely that legal title for the Mortgaged Properties will not be transferred to Shandong Feed and/or a Subsidiary of Shandong Feed until after AANI is contributed to Holdings by the AgFeed; and

WHEREAS, each of the Mortgaged Properties, AANI and Holdings are directly or indirectly owned by AgFeed.  Accordingly Holdings does not intend to issue additional shares to AgFeed as a result of the contributions of the Mortgaged Properties and AANI to Holdings.

NOW, THEREFORE, the parties hereto, for good and valuable consideration and intending to be legally bound hereby agree as follows:

1. The Background provisions specified above are made a part hereof, the same as if incorporated herein in their entirety.

2. For purposes of the United States Internal Revenue Code of 1986, as amended (the “Code”),, the transfer of AANI and the transfer of the Mortgaged Properties are each intended to represent transfers to a corporation controlled by the transferor, AgFeed, pursuant to Section 351 of the Code.

3. Each of the parties to this agreement agrees that Holdings will have the right to receive the Mortgaged Properties that the AgFeed Group has agreed to transfer.  However, Holdings will direct the AgFeed Group to transfer the Mortgaged Properties directly to Shandong Feed and/or a Subsidiary of Shandong Feed in order to comply with local Chinese legal requirements that prohibit foreign entities from the Mortgaged Properties.  The Mortgaged Properties are operating assets of the Business, which will be operated by Holdings through Shandong Feed and Subsidiaries of Shandong Feed going forward.

4. This Addendum may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Addendum  may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.

5. Except as amended herein, the terms and conditions of the Separation Agreement shall remain in full force and effect provided, however, in the event of any discrepancy between the terms of this Addendum and the terms of the Separation Agreement, the terms of this Addendum shall control and be binding upon the parties.

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IN WITNESS WHEREOF, the parties hereto have duly caused this Addendum to be executed as of the date first written above.

AGFEED INDUSTRIES, INC.
a British Virgin Islands business company

By:
Name:
Title:

AGFEED ANIMAL NUTRITION INC.
a British Virgin Islands business company

By:
Name:
Title:

AGFEED ANIMAL NUTRITION HOLDINGS, INC.
a British Virgin Islands business company

By:
Name:
Title: